UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2015

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 26, 2015, the Company held its Regular Meeting of Members (the “Regular Meeting”). Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 18,643,172 membership units or 73.4% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
18,367,897	102,482	117,927

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Scott A. Brittenham	17,874,393	484,141

Daniel R. Kueter	18,208,406	150,128

Charles M. Miller	18,186,133	172,401

Joshua M. Nelson	18,188,405	170,129

Troy L. Otte	18,215,206	143,328

Richard R. Peterson	18,192,905	165,629

JD Schlieman	18,185,105	173,429

3.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

For	Against	Abstain
18,353,648	108,799	128,125

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
16,328,691	1,346,004	864,335

As a result, each nominee listed in Proposal 2 was elected as a director of the Company and Proposals 1, 3 and 4 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and Chief Financial Officer

Date: March 31, 2015